Exhibit 10.21
EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of August 11, 2021 and is entered into by and among MARAVAI INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (“Parent Borrower”), and MORGAN STANLEY SENIOR FUNDING, INC. (“MS”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and amends that certain Credit Agreement, dated as of October 19, 2020, by and among Parent Borrower, CYGNUS TECHNOLOGIES, LLC, a Delaware limited liability company (“Cygnus”), TRILINK BIOTECHNOLOGIES, LLC, a Delaware limited liability company (“TriLink”), Vector Laboratories, Inc., a California corporation (“Vector”; and together with the Parent Borrower, Cygnus and TriLink, the “Borrowers” and each, a “Borrower”), MARAVAI TOPCO HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), each lender from time to time party thereto (collectively, the “Lenders”), each L/C Issuer party hereto, the Administrative Agent and MS, as Collateral Agent (the “Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Amended Credit Agreement.
RECITALS
WHEREAS, pursuant to Section 10.01 of the Credit Agreement, if the Administrative Agent and the Parent Borrower have jointly identified an obvious error or any error, ambiguity or omission, defect or inconsistency of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Parent Borrower are permitted to amend such provision;
WHEREAS, the Parent Borrower and the Administrative Agent have jointly identified an omission of a technical nature in Section 9.11 of the Credit Agreement; and
WHEREAS, the Parent Borrower and the Administrative Agent have jointly agreed to effect this Amendment to correct such omission;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION I.    AMENDMENTS TO CREDIT AGREEMENT
A.The definition of “Borrowers” is hereby amended by inserting the following proviso at the end of such definition immediately after the words “Loan Document”: “; provided, further, that upon a Borrower that is a Subsidiary of the Parent Borrower ceasing to be a Subsidiary in a transaction not prohibited by the Loan Documents, such Borrower shall automatically cease to be a “Borrower” at such time and shall be released from its obligations under the Loan Documents at such time (it being understood that the other Borrowers shall remain jointly and severally liable for the Obligations as provided in Section 2.20(b) notwithstanding such release)”;
B.Section 9.11(a)(i)(E) of the Credit Agreement is hereby amended by adding the words “or owned by a Borrower that is a Subsidiary of the Parent Borrower upon such Subsidiary ceasing to constitute a Borrower in accordance with the definition of “Borrower” (unless such Borrower remains a Guarantor)” immediately after the words “clause (iii) below”.

SECTION II.    CONDITION TO EFFECTIVENESS

The effectiveness of this Amendment is subject to the execution and delivery of this Amendment by the Administrative Agent and the Parent Borrower (the date of such execution, the “First Amendment Closing Date”).
SECTION III.    REPRESENTATIONS AND WARRANTIES
The Parent Borrower hereby represents and warrants that, as of the date hereof, this Amendment has been duly executed and delivered by the Parent Borrower and constitutes a legal, valid and binding obligation of the Parent Borrower, enforceable against the Parent Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION IV.    MISCELLANEOUS
A.On and after the First Amendment Closing Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement. This Amendment shall constitute a “Loan Document.”
B.Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.
C.This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the conflicts of laws principles thereof, but including section 5-1401 of the New York General Obligations Law.
D.The provisions of Sections 10.15(b) and (c), 10.16 and 10.17 of the Credit Agreement pertaining to submission to jurisdiction, waiver of venue, service of process and waiver of right to trial by jury are hereby also incorporated by reference, mutatis mutandis.
E.Except as set forth herein, this Amendment shall not operate as a waiver of any right, power or remedy of any Lender under any of the Loan Documents. This Amendment does not constitute a novation by the Parent Borrower of any of its obligations under any of the Loan Documents.
F.This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any other documents executed in connection herewith and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and

Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MARAVAI INTERMEDIATE HOLDINGS, LLC, as Parent Borrower By: /s/ Kevin Herde Name: Kevin Herde Title: Chief Financial Officer
MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent By: /s/ Vanessa Roberts Name: Vanessa Roberts Title: Authorized Signatory

Signature Page to First Amendment to Credit Agreement